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                                                                   EXHIBIT 10.35



                                    TOWER 45
                                OPTION AGREEMENT

         This Option Agreement (the "AGREEMENT"), dated as of the 31st day of July, 1997, is entered into by and between TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and HAZAMA T-45, a California corporation (the "GRANTOR").

                                R E C I T A L S:

         A. The Grantor owns a limited partner interest in Tower 45 Associates Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP"), which the Grantor acquired from Hazama USA Corporation (formerly named American Hazama, Inc.).

         B. The Operating Partnership desires to purchase for cash and through a contribution to capital from the Grantor, and the Grantor desires to grant to the Operating Partnership, an option to acquire, on the terms and conditions set forth herein, all interests owned by the Grantor in the Partnership as set forth on Schedule A attached hereto and any other direct or indirect interests the Grantor may have, whether now owned or hereinafter acquired, in the Partnership, or in the properties owned by the Partnership (collectively, the "INTERESTS".)

         C. The Operating Partnership desires to acquire the Interests in connection with (i) the formation of Tower Realty Trust, Inc., a Maryland corporation (the "COMPANY"), which intends to qualify as a real estate investment trust and which is the sole general partner and a limited partner of the Operating Partnership, and (ii) the proposed initial public offering (the "IPO") and concurrent private placement (collectively, "OFFERINGS") of shares of the Company's common stock, par value $0.01 per share ("COMMON STOCK").

         NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by the Operating Partnership to the Grantor, these premises, the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership and Grantor agree as follows:


                              ARTICLE I: THE OPTION

         1.1 Grant of Option. The Grantor hereby irrevocably grants to the Operating Partnership the right and option (the "OPTION") to purchase for cash and through a contribution to the capital of the Operating Partnership all the Grantor's right, title and interest in the Interests, including but not limited to, the Interest set forth on Schedule A attached hereto, on the terms and conditions set forth herein.

         1.2 Term and Exercise of Option. The Option may be exercised by the Operating Partnership at any time from and after the date hereof through 5:00 p.m. on December 31, 1997 (the "OPTION TERMINATION DATE"); provided, that if on the Option Termination Date the Operating Partnership or the Grantor is prohibited by applicable law, or the Operating Partnership or the Grantor is subject to a stay, order, injunction, or similar limitation or any pending or threatened action or proceeding to enjoin, restrain, prohibit or assess substantial damages in respect of the exercise by the Operating Partnership of the Option, then the Option may be exercised by the Operating Partnership during the 10 business day period commencing on the first business day following the removal of each such prohibition, stay, order, injunction, action, proceeding or similar limitation in effect at that time. Subject to the foregoing, if the
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Operating Partnership does not exercise the Option by the Option Termination
Date, such Option shall be deemed terminated and shall be of no further force or effect and the Grantor shall have no further obligations hereunder.

         1.3 Acquisition Consideration. (a) The consideration (the "ACQUISITION CONSIDERATION") to be received by the Grantor in respect of the contribution of the Grantor's Interests to the Operating Partnership shall be an amount equal to $350,000; $75,000 of which shall be non-refundable and paid by the Operating Partnership to the Grantor upon the execution and delivery of this Agreement and $275,000 of which shall be paid on the Closing Date. The Acquisition Consideration shall be paid in cash.


                         ARTICLE II: CLOSING PROCEDURES

         2.1 Purchase of Interests. Upon the Operating Partnership's exercise of the Option, the Grantor shall, in accordance with Section 2.2 hereof, transfer, assign, and convey to the Operating Partnership and the Operating Partnership shall accept as a contribution to its capital from the Grantor, all right, title and interest in and to the Interests, free and clear of all Encumbrances (as defined in Section 3.1(a)), in exchange for the Acquisition Consideration.

         2.2 Closing; Conditions to Obligations. (a) (i) The Operating Partnership shall exercise the Option by delivering to the Grantor a notice (the "OPTION NOTICE"), which notice shall state the date (the "CLOSING DATE") of the closing of the transactions contemplated by
         Section 2.1 (the "CLOSING"), which date shall be no less than 10 days and no more than 30 days following the date of such Option Notice.

                           (i) The Closing shall be held within the period
                  specified in the Option Notice at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York, or at the offices of the attorneys for the lead underwriter of the IPO.

                           (ii) Following delivery of the Option Notice, the
                  Operating Partnership and the Grantor will at or prior to the Closing execute and deliver all closing documents (the "CLOSING DOCUMENTS") required by the Operating Partnership pursuant to Section 2.3 and, pending the Closing, deposit such Closing Documents in escrow with Battle Fowler, LLP as escrow agent of the Operating Partnership (the "ESCROW AGENT").

                  (b) The Closing will occur simultaneously with the closing of the Offerings (the "OFFERINGS CLOSING"); provided, that the Offerings Closing shall be deemed to have occurred only if that portion of the net proceeds from the Offerings which is to be contributed to the Operating Partnership by the Company is sufficient, as determined by the Operating Partnership in its reasonable discretion, to enable the Operating Partnership (i) to acquire all the Interests, and (ii) to apply such portion of the net proceeds to acquire such other properties or interests, to repay principal, interest and other amounts due with respect to indebtedness and to meet such other obligations as may be described in the Registration Statement on Form S-11 prepared and filed in connection with the IPO (the "REGISTRATION STATEMENT"), as the same shall be in effect on the day of the Offerings Closing.

                  (c) The following deliveries shall be made at the Closing:

                           (i) the Operating Partnership shall cause to be
                   delivered to the Escrow Agent or its designee

                                    (A) $275,000 of the Acquisition
                           Consideration in immediately available funds by check or wire transfer.

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                           (ii) upon receipt of the consideration set forth in
                  clause (i) above and the documents and deliveries required by
                  Section 2.3, the Escrow Agent will release the Closing Documents to the Operating Partnership and deliver to the Grantor the Acquisition Consideration.

                  (d) Notwithstanding any other provision of this Agreement, the Operating Partnership may, in its sole discretion, elect not to consummate the contribution of all or any portion of the Interests as follows:

                           (i) if the Grantor either identifies in its
                  Assignment as defined in and delivered pursuant to Section 2.3(a) a breach of or other exception with respect to any of the representations, warranties or covenants contained in
                  Article III or has otherwise breached this Agreement, or

                           (ii) if all authorizations, consents or approvals of
                  any governmental or administrative agency or authority or any third party necessary in order to consummate the contribution of the Interests, or there exists an order or judgment enjoining, restraining or prohibiting, or assessing substantial damages in respect of such consummation, or there shall be any action or proceeding instituted or threatened in writing to enjoin, restrain, prohibit or assess substantial damages in respect of such consummation, then, the Operating Partnership shall, in lieu of the delivery of the Acquisition Consideration pursuant to clause (c)(i) above, notify the Escrow Agent of such election and direct the Escrow Agent to return the Grantor's Closing Documents to the Grantor.

                  (e) Except as the result of a default by the Grantor hereunder, if the Closing does not occur within 30 days of the date of the Option Notice, then neither the Operating Partnership nor the Grantor shall have any obligations under the Closing Documents, the Closing Documents shall be deemed null and void ab initio and the Operating Partnership will direct the Escrow Agent to destroy the Closing Documents it holds. This Agreement shall thereafter remain in effect and the Operating Partnership may thereafter exercise the Option again at any time before the Option Termination Date.

         2.3 Documents to Be Delivered at the Closing. At or prior to the Closing, the Grantor shall execute, acknowledge where deemed necessary or desirable by the Operating Partnership, and deliver to the Escrow Agent, in addition to any other documents mentioned elsewhere herein, the following:

                  (a) An assignment of the Interests (the "ASSIGNMENT"), which shall be in the form attached hereto as Exhibit A attached hereto and shall contain a warranty of title that the Grantor owns the Interests free and clear of all Encumbrances (as defined in Section 3.1(a), and shall either

                           (i) reaffirm the accuracy of all representations and
                  warranties and the satisfaction of all covenants contained in
                  Article III hereof, or

                           (ii) if such reaffirmation cannot be made, identify
                  those representations, warranties and/or covenants contained in Article III hereof which the Grantor can no longer make or comply with, represent that the Grantor has used reasonable efforts to take such actions as would permit the Grantor to make such representations and warranties and/or to comply with such covenants, and reaffirm the accuracy of all other representations and warranties and the satisfaction of all other covenants contained in Article III hereof.

                  (b) If requested by the Operating Partnership in the case where the Grantor is a corporation, partnership, limited liability company or trust, a certified copy of all necessary or appropriate corporate resolutions or partnership, limited liability company or trust actions authorizing the execution, delivery and performance by the Grantor of this Agreement and the Closing Documents.

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                  (c) An affidavit establishing an exemption from the
withholding requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), as amended, provided, however, that if the Grantor fails to provide such an affidavit, the Operating Partnership shall be entitled to withhold from the Acquisition Consideration and pay to the Internal Revenue Service the sums required to be withheld pursuant to FIRPTA (and the amount so withheld shall be paid by the Operating Partnership to the Internal Revenue Service, in order for the Operating Partnership to comply with the provisions of Section 1445 of the Internal Revenue Code of 1986 or successor similar legislation, as the same may be amended hereafter).

                  (d) Any other documents, agreements or instruments as the Operating Partnership shall reasonably request in order to assign, transfer and convey the Grantor's Interests to the Operating Partnership and to otherwise effect the transactions contemplated hereby, including filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation.

         2.4 Cessation of Offerings. If at any time the Board of Directors of the Company determines in good faith to abandon the formation of the Company or the Offerings, the Operating Partnership will so advise the Grantor in writing and thereupon all parties hereto will be relieved of all obligations under this Agreement and all Closing Documents (except for obligations arising under Sections 2.5, 2.6, 3.5, 4.2 and 5.10).

         2.5 Closing Costs. The Operating Partnership agrees to pay all of the closing costs, other than the Grantor's legal fees, arising from the purchase of the Interests pursuant to the exercise by the Operating Partnership of the Option.

         2.6 Default. (a) If after having exercised the Option, the Operating Partnership fails to consummate the transactions contemplated hereby (including a failure due to the Offerings Closing not having occurred), then the Operating Partnership will pay to the Grantor the sum of $100.00 as liquidated and agreed upon damages. The parties acknowledge that it would be difficult, if not impossible, to ascertain the actual measure of the Grantor's damages in the event of the Operating Partnership's default and the parties agree that $100.00 is a fair reflection of the Grantor's damages in such event.

                  (b) If the Grantor defaults with respect to its obligations under this Agreement, the Operating Partnership shall be entitled to exercise against the Grantor any and all remedies provided at law or in equity, including but not limited to, the right of specific performance.

         2.7 Further Assurances. The Grantor will, from time to time, execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further action as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the purchase of the Grantor's Interests by the Operating Partnership in accordance with the terms of this Agreement.


                                  ARTICLE III:
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GRANTOR

         As a material inducement to the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, the Grantor hereby makes to the Operating Partnership each of the representations and warranties set forth in this Article III, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to purchase the Interests after the exercise of the Option, such representations and warranties must be true as of the Closing Date.

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         3.1 Title to Interests. (a) Except as set forth on Schedule B attached hereto, the Grantor owns beneficially and of record, free and clear of any claim, lien, pledge (except for pledges relating to the debt or equity financing of any real property owned by the Partnership (any such pledge, a "PERMITTED PLEDGE")), voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other rights of any nature whatsoever (each, an "ENCUMBRANCE"), and has full power and authority to convey free and clear of any Encumbrances, its Interests and, upon delivery of an Assignment by the Grantor conveying its Interests and delivery of the Acquisition Consideration by the Operating Partnership for such Interests as herein provided, the Operating Partnership will acquire good and valid title thereto, free and clear of any Encumbrance, except Encumbrances created in favor of the Operating Partnership by the transactions contemplated hereby.

                  (b) The Grantor has not entered into any agreements, instruments or understandings with respect to the Interests, except as set forth in the partnership agreement of the Partnership (the "TOWER 45 PARTNERSHIP AGREEMENT").

                  (c) The Grantor has no interest, either direct or indirect, in any of the partnerships or properties set forth on Schedule C attached hereto (the"Other Partnerships and Properties") except for the Interests identified on Schedule A which are the subject of this Agreement, and other interests in the Other Partnerships and Properties which are the subject of other, similar, option agreements with the Operating Partnership.

                  (d) In making the representations in this Section 3.1 regarding the absence of Encumbrances, the Grantor may assume without independent investigation that the consents and waivers of rights set forth in
Section 5.9 hereof have been given by all partners of the Partnership, partners in partnerships, members of limited liability companies or beneficiaries of trusts (in each case, only in their capacity as such) in which the Grantor's Interests represent direct or indirect interests.

         3.2 Organization; Authority; No Conflicts. (a) If the Grantor is not a natural person, it is a corporation, limited partnership, general partnership, limited liability company or trust duly organized, validly existing and in good standing under the laws of the state of its organization.

                  (b) The Grantor has full right, authority, power and capacity:

                           (i) to execute and deliver this Agreement, each
                  Closing Document and each other agreement, document and instrument to be executed and delivered by or on behalf of the Grantor pursuant to this Agreement;

                           (ii) to perform the transactions contemplated hereby
                  and thereby; and

                           (iii) to transfer, assign, convey and deliver all of
                  the Interests to the Operating Partnership in accordance with this Agreement.

                  (c) All applicable corporate, partnership, limited liability company, trust or other action necessary for Grantor to execute and deliver this Agreement, the Closing Documents and each other agreement, document and instrument executed by or on behalf of the Grantor pursuant to this Agreement, and to perform the transactions contemplated hereby and thereby, has been taken, or will be taken prior to the Closing Date.

                  (d) This Agreement, each Closing Document and each other agreement, document and instrument executed and delivered by or on behalf of the Grantor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Grantor, each enforceable in accordance with its respective terms.

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                  (e) Except for any breaches, violations or defaults which will be waived or cured, or discharged or repaid prior to or contemporaneously with the Closing, the execution, delivery and performance of this Agreement, the Closing Documents and each other agreement, document and instrument to be executed and delivered by or on behalf of the Grantor:

                           (i) does not and will not violate the Grantor's
                  charter and/or bylaws, partnership agreement, operating agreement or declaration of trust, as applicable;

                           (ii) does not and will not violate any foreign,
                  federal, state, local or other laws applicable to the Grantor or require the Grantor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                           (iii) does not and will not result in a breach or a
                  violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement or any other agreement, contract, instrument, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Grantor is a party or by which the property of the Grantor is bound or affected.

                  (f) In making the representations set forth in this Section 3.2, the Grantor may assume without independent investigation

                           (i) that the consents and waivers of rights set forth
                  in Section 5.9 hereof have been given by all partners of the Partnership, partners in partnerships, members of limited liability companies or beneficiaries of trusts (in each case, only in their capacity as such) in which the Grantor's Interests represent direct or indirect interests and

                           (ii) that, for purposes of making such representation
                  as of the date hereof, any Permitted Pledge has been released.

         3.3 Litigation. (a) The Grantor knows of no litigation or proceeding, whether judicial, administrative or arbitral, pending or overtly threatened, affecting the Grantor, the Interests or the Grantor's ability to consummate the transactions contemplated hereby.

                  (b) The Grantor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting the Grantor or the Interests, which in any such case would impair the Grantor's ability to enter into and perform all of its obligations under this Agreement.

         3.4 No Other Agreements. (a) The Grantor has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or entity to sell, transfer, dispose of or in any way encumber any of the Interests or restricting in any way the Grantor's ability to sell the Interests to the Operating Partnership or to enter into any agreement with respect to the Interests.

                  (b) In making the representations set forth in this Section 3.4, the Grantor may assume

                           (i) that the consents and waivers of rights set forth
                  in Section 5.9 hereof have been given by all partners of the Partnership, partners in partnerships, members of limited liability companies or beneficiaries of trusts (in each case, only in their capacity as such) in which the Grantor's Interests represent direct or indirect interests and

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                           (ii) that, for purposes of making such
                  representations as of the date hereof, any Permitted Pledge has been released.

         3.5 No Brokers. The Grantor has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of the Operating Partnership to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         3.6 Covenant to Remedy Breaches. The Grantor covenants to use all reasonable efforts within its control

                  (a) to prevent the breach of any representation or warranty of the Grantor hereunder,

                  (b) to satisfy all covenants of the Grantor hereunder and

                  (c) to promptly clear any breach of a representation, warranty or covenant of the Grantor hereunder upon its learning of same.


                                   ARTICLE IV:
     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPERATING PARTNERSHIP

         As a material inducement to the Grantor to enter into this Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to the Grantor each of the representations and warranties set forth in this Article IV, which representations and warranties are true as of the date hereof and shall be true as of the date of the Closing.

         4.1 Authority. (a) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware.

                  (b) The Operating Partnership has full right, authority, power and capacity:

                           (i) to execute and deliver this Agreement, each
                  Closing Document to which it is a party and each other agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Agreement; and

                           (ii) to perform the transactions contemplated hereby
                  and thereby.

                  (c) All action necessary for the Operating Partnership to execute and deliver this Agreement, the Closing Documents and each other agreement, document and instrument executed by or on behalf of the Operating Partnership pursuant to this Agreement, and to perform the transactions contemplated hereby and thereby, has been taken, or will be taken prior to the Closing Date.

                  (d) This Agreement, each Closing Document to which the Operating Partnership is a party and each agreement, document and instrument executed and delivered by the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with its respective terms.

                  (e) The execution, delivery and performance of this Agreement, each Closing Document to which the Operating Partnership is a party and each such agreement, document and instrument by the Operating Partnership:

                           (i) does not and will not violate the partnership
                  agreement of the Operating Partnership;

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
                           (ii) does not and will not violate any foreign,
                  federal, state, local or other laws applicable to the Operating Partnership or require the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                           (iii) does not and will not result in a breach or a
                  violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement, any other material agreement, contract, instrument, lease, permit or authorization, or any order, writ, judgment, injunction, decree, determination or arbitration award to which the Operating Partnership is a party or by which the property of the Operating Partnership is bound or affected.

         4.2 No Brokers. The Operating Partnership has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of the Grantor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         4.3 Covenant to Remedy Breaches. The Operating Partnership covenants to use all reasonable efforts within its control

                  (a) to prevent the breach of any representation or warranty of the Operating Partnership hereunder,

                  (b) to satisfy all covenants of the Operating Partnership hereunder and

                  (c) to promptly clear any breach of a representation, warranty or covenant of the Operating Partnership hereunder upon its learning of same.


                            ARTICLE V: MISCELLANEOUS

         5.1 Amendment and Waiver. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment. This Agreement shall not be amended without notice to or the consent of the Grantor for the purpose of adding additional Grantors as parties hereto or deleting Grantors as parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

         5.2 Entire Agreement; Counterparts; Applicable Law. This Agreement

                  (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof,

                  (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and

                  (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

         5.3 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by the Operating Partnership without the prior written consent of the Grantor, or by the Grantor without the prior written consent of the Operating Partnership, and

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
any attempted assignment without such consent shall be void and of no effect; provided, further, however, that the Operating Partnership may assign all or any portion of this Agreement and the Closing Documents and any agreement contemplated hereunder or thereunder to the Company or to an affiliate of the Operating Partnership or the Company without the consent of the Grantor.

         5.4 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         5.5 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary right or any other right of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity, provided, however, that Article V and Sections 5.3 and
5.9 of this Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

         5.6 Severability. (a) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

                  (b) The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

         5.7 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Agreement or otherwise at law or in equity.

         5.8 Notices; Exercise of Option. Any notice or demand which must or may be given under this Agreement (including the exercise by the Operating Partnership of the Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being deposited with a nationally known commercial courier service utilizing its next day delivery service (such as Federal Express); addressed and delivered or telecopied in the case of a notice to the Operating Partnership to the following address and telecopy number:

                  Tower Realty Operating Partnership, L.P.
                  c/o Tower Realty Trust, Inc.
                  120 West 45th Street
                  New York, New York  10036-4003
                  Attention: Lawrence Feldman
                  Phone: (212)768-9010
                  Telecopy: (212)768-9479


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with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention: Steven L. Lichtenfeld, Esq.
                  Phone: (212)856-6996
                  Telecopy: (212)858-7823

and addressed and delivered or telecopied, in the case of a notice to the Grantor, to the address and telecopy number set forth under the Grantor's name in Schedule A hereto.

         5.9 Waiver of Rights; Consents with Respect to Interests. (a) The Grantor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the Tower 45 Partnership Agreement or any other agreement among one or more of the partners of the Partnership.

                  (b) The Grantor expressly gives all Consents (as defined below) (and any consent necessary to authorize the proper parties in interest to give all Consents) and Waivers (as defined below) necessary or desirable to facilitate any Conveyance Action (as defined below) relating to the Partnership.

                  (c) The Grantor further agrees that the Grantor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in the Partnership.

                  (d) The Waivers and Consent contained in this Section 5.9 shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

                  (e) (i) As used herein, the term "CONVEYANCE ACTION" means, with respect to the Partnership,

                           (ii) the conveyance or agreement to convey by a
                  partner thereof or by any holder of an indirect interest therein of its direct or indirect interest in the Partnership to the Operating Partnership or the Company or to another person in connection with the formation of the Operating Partnership or the Company as described in the Registration Statement, or

                           (iii) the entering into by any such partner or holder
                  of any agreement relating to

                                    (A) the formation of the Operating
                           Partnership or the Company as described in the Registration Statement,

                                    (B) the direct or indirect acquisition by
                           the Operating Partnership or the Company of any such direct or indirect interest, or

                                    (C) the transactions described in or
                           contemplated by the Registration Statement, or

                           (iv) the taking by any such partner or holder of any
                  action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing):

                                    (A) any sale or distribution to any person
                           of a direct or indirect interest in the Partnership or an undivided tenant-in-common interest in the property represented by such interest in the Partnership,

                                    (B) the entering into of any agreement with
                           any person or entity that grants to such person or entity the right to purchase a direct or indirect interest in the Partnership, and

                                    (C) the giving of the Consents and Waivers
                           contained in this Section 5.9 or consents or waivers similar thereto in form or purpose.

                         (v) As used herein, the term "CONSENTS" means, with
                  respect to the Partnership, any consent deemed by the Operating Partnership to be necessary or desirable under the Tower 45 Partnership Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein

                            (A) to permit any and all Conveyance Actions
                         relating to the Partnership or to amend the Tower 45 Partnership Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendment to include, without limitation, the deletion of provisions which cause a default under the Tower 45 Partnership Agreement if interests therein are transferred for other than cash),

                            (B) to admit the Operating Partnership (or the
                         Company or any affiliate of the Operating Partnership or the Company in accordance with Section 5.3 above) as a substitute limited partner or general partner of the Partnership upon the Operating Partnership's acquisition of a limited or general partner interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission,

                            (C) to adopt any amendment as may be deemed
                         desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of a limited or general partnership interest therein, provided, however, that such amendment will not result in any increased liability on the part of any Grantor hereunder or under the Tower 45 Partnership Agreement, and

                            (D) to continue the Partnership following the
                         transfer of interests therein to the Operating Partnership (or the Company or any affiliate of the Operating Partnership or the Company in accordance with
                         Section 5.3 above).

                         (vi) As used herein, the term "WAIVERS" means, with
                  respect to the Partnership, the waiving of any and all rights that the Grantor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to the Grantor or other person upon the occurrence of, a Conveyance Action relating to the Partnership, including, but not limited to, the following rights:

                            (A) rights of notice,

                            (B) rights to response periods,

                            (C) rights to purchase the direct or indirect
                         interest of another partner in the Partnership or to sell the Grantor's or other person's direct or indirect interest therein to another partner,

                            (D) rights to sell the Grantor's or other person's
                         direct or indirect interest therein at a price other than as provided herein, or

                            (E) rights to prohibit, limit, invalidate, otherwise
                         restrict or impair any such Conveyance Action or to cause a termination or dissolution of the Partnership because of such Conveyance Action.

                  (f) The Grantor by its execution hereof with respect to each Other Partnership in which an Interest owned by the Grantor represents a direct or indirect interest therein, gives such consent as is necessary to cause each Partnership, as applicable, to have authority to transfer all or substantially all of the assets of such Partnership to the Operating Partnership on such terms and conditions as such Other Partnership and the Operating Partnership may agree.

                  (g) The Grantor by its execution hereof gives such consent as is necessary to cause, with respect to the partnership agreement of each partnership in which an Interest of the Grantor represents, directly or indirectly, a limited partner or general partner interest, an amendment thereto to enable such partnership, to the extent permissible under applicable law,

                            (A) to admit the Operating Partnership (or the
                         Company or any affiliate of the Operating Partnership or the Company in accordance with Section 5.3 above) as a substitute limited partner therein and/or a substitute general partner therein if the Operating Partnership (or the Company or any affiliate of the Operating Partnership or the Company in accordance with
                         Section 5.3 above) by the exercise of the Option acquires a limited partnership interest or a general partnership interest in such partnership,

                            (B) to redeem the interest of any other partner
                         therein who has not agreed to become a party to this Agreement,

                            (C) to distribute to all partners thereof, including
                         any partner who has not agreed to become a party to this Agreement, OP Units and cash (in such proportions to each partner therein as the general partner or general partners thereof may determine, provided that the Grantor receives as a result of all such distributions and the direct payment of consideration hereunder, the amount of cash that is equal to the Acquisition Consideration provided for herein), and thereafter, at the Operating Partnership's option, to dissolve, and

                            (D) any such other amendment as the Operating
                         Partnership may deem desirable,

         provided that such amendment occurs simultaneously with or immediately prior to the acquisition of the applicable partnership interest, and provided further, that such amendment will not result in any increased liability on the part of any Grantor hereunder or under the applicable partnership agreement.

                  (h) Notwithstanding anything to the contrary contained in this Agreement, the consents and waivers contained in this section 5.9 shall only be effective upon the contemporaneous payment in full by the Operating Partnership of the Acquisition Consideration.

         5.10 Confidentiality. (a) Except as required by law, the Grantor shall treat as strictly confidential the fact that the Company is contemplating an offering of its Common Stock until such time as the Company has filed the Registration Statement with the Securities and Exchange Commission, and shall not communicate at any time the terms of this Agreement to any person other than counsel or advisors to the Grantor who agree to keep such terms confidential, any affiliate or shareholder of the Grantor whose approval is required for the execution of this Agreement, and any lender holding a lien on any Interests.

                  (b) The Grantor shall treat all information received from the Operating Partnership or its counsel or advisors pertaining to the Operating Partnership or the Company confidential and shall disseminate same only as required by law, to an affiliate or shareholder of Grantor to the extent necessary to obtain approvals required for the transaction contemplated hereby, and to counsel to the Grantor who agree to keep such information confidential.

         5.11 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or bank or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are New York City time.

         5.12 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Grantor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

         5.13 Time of the Essence. Time is of the essence with respect to all obligations of the Grantor under this Agreement.

         5.14 Non Discrimination. If the Operating Partnership purchases any interest in the Partnership from any entity other than the Grantor, the Operating Partnership must exercise its Option to purchase Grantor's Interest under this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

                              OPERATING PARTNERSHIP:

                              TOWER REALTY OPERATING
                              PARTNERSHIP, L.P.

                              By: TOWER REALTY TRUST, INC.,
                                  its general partner



                              By: /s/ Lawrence H. Feldman
                                  ---------------------------
                                  Name: Lawrence H. Feldman
                                  Title: Chief Executive Officer and
                                  President

                              GRANTOR:


                              HAZAMA T-45


                              By: /s/ Hideaki Kato
                                  ---------------------------
                                  Name:  Hideaki Kato
                                  Title: Secretary

                                                                      Schedule A



                                    Interests


         Grantor's Name & Address                   Description of Interests
         ------------------------                   ------------------------

         Hazama T-45                                10% Class A Limited
         1045 West Redondo Beach Boulevard          Partner Interest in the
         Suite 400                                  Partnership.
         Gardena, CA 90247-4180

                                                                      Schedule B


                               Exceptions to Title


                                      None

                                                                      Schedule C


           Interests in Other Partnerships and Properties (see below)


                                      None


                        Other Partnerships and Properties


                  Property                         Partnership Owner
                  --------                         -----------------
1.  286 Madison Avenue                     286 Madison, L.P.
    New York, New York

2.  290 Madison Avenue                     290 Madison, L.P.
    New York, New York

3.  292 Madison Avenue                     292 Madison, L.P.
    New York, New York

4.  120 Executive Centre                   Tower Mineola Limited Partnership
    Mineola, New York                      (former owner was CXX Mineola Limited
                                           Partnership)

5.  Corporate Center Building 10010-30     Corporate Center Associates, Limited Partnership
    Phoenix, Arizona

6.  Corporate Center Building 10040        Corporate Center Associates, Limited Partnership
    Phoenix, Arizona

7.  Corporate Center Building 10050        Corporate Center Associates, Limited Partnership
    Phoenix, Arizona

8.  Corporate Center Building 10210        Corporate Center Associates, Limited Partnership
    Phoenix, Arizona

9.  Corporate Center Building 10220        Corporate Center Associates, Limited Partnership
    Phoenix, Arizona

10. Corporate Center Building 9630         Corporate Center Associates, Limited Partnership
    Phoenix, Arizona

11. 2800 North Central Avenue              2800 Associates, L.P.
    Phoenix, Arizona

12. Century Plaza                          Executive Villas Limited Partnership
    Phoenix, Arizona

13. 5151 E. Broadway                       East Broadway 5151 Limited Partnership
    Tucson, Arizona